Exhibit 1.01

Siliconware Precision Industries Co., Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2016

Introduction

This is the Conflict Minerals Report (“Report”) of Siliconware Precision Industries Co., Ltd. (“SPIL”, “Company”, “we”, “us” or “our”) for the calendar year ended December 31, 2016 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule sets forth certain due diligence and reporting obligations for companies registered with the U.S. Securities and Exchange Commission (“SEC”) whose products contain conflict minerals necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured. The Rule defines “Conflict Minerals” to include cassiterite, columbite-tantalite, gold, wolframite, or their derivatives limited to tin, tantalum, tungsten, and gold (collectively referred to as “3TG”).

SPIL manufactures a wide range of products that contain Conflict Minerals, but does not directly purchase raw ore or unrefined Conflict Minerals, and does not make purchases of other goods, from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”).

Pursuant to the Rule, SPIL conducted a Reasonable Country of Origin Inquiry (“RCOI”) on the source and chain of custody of the necessary Conflict Minerals in our products, which Conflict Materials we had reason to believe may have originated from the Covered Countries and which may not have come from recycled or scrap sources, to determine whether such products were “Conflict Free”. The term “Conflict Free” is used in this Report in a broader sense to refer to suppliers, supply chains, smelters and refiners whose sources of Conflict Minerals did not or do not directly finance or benefit armed groups in the Covered Countries.

Business Overview

SPIL is one of the world’s leading independent providers of semiconductor packaging and testing services. We offer a full range of packaging and testing solutions, including advanced packages, substrate packages and lead-frame packages, as well as testing for logic and mixed signal devices. We also offer our customers turnkey service, from packaging and testing to shipment service.

Our Packaging Services

We offer a broad range of package formats designed to provide our customers with a full array of packaging solutions. The packaging solutions we currently offer to our customers include substrate packages, which include ball grid array and system in packages (incorporating multiple semiconductor chips) and bumping and flip-chip ball grid array packages, as well as lead-frame packages.

Our Testing Services

Wafer Probing: Wafer probing is the step immediately before packaging of integrated circuits and involves sorting the processed wafer for defects to ensure that it meets customer acceptance criteria. Integrated circuits on an accepted wafer are then individually inspected visually under microscopes before packaging and final testing.

Final Testing: We provide final testing services for a wide variety of logic and mixed signal and RF integrated circuit packages and other integrated circuit packages, including complex and high performance integrated circuits, as well as lower-performance ones. High-performance products include personal computer-related components such as CPU chipsets and graphic processors, while major lower-performance products include integrated circuits used in consumer electronic products.

Other Testing Services: In addition to wafer probing and final testing services described above, we also provide “system-level testing” service for testing products on motherboards, “lead/ball scanner” service to screen out abnormal products, including bent lead or ball defective devices, so as to prevent them from being shipped to the end customers, “marking” services to specify the unique customer logo and batch identification on products and “tape and reel” service to packaging devices into one complete reel for surface mount operation.

We utilize Conflict Minerals which are necessary to implement our packaging services on our customers’ products. No Conflict Minerals are used when conducting testing services.

Reasonable Country of Origin Inquiry (RCOI)

SPIL does not directly purchase Conflict Minerals, but rather purchases materials from a wide network of suppliers that in turn source materials from a wide network of suppliers that source materials from their sub-tier suppliers. Our supply chain is extensive and complex with many layers of suppliers between us and smelters, refiners, and miners of 3TG.

We require our suppliers to provide us with Material Data Sheets (“MDS”) which specify each and every substance, including but not limited to 3TG, contained in the products and components supplied to us. Based on the MDS we received and through our comprehensive scoping process, we identified 143 suppliers that provided SPIL with Conflict Minerals. These 143 suppliers have duly provided us with their respective 3TG sourcing survey results using the EICC/GeSI Conflict Minerals Reporting Template (“CMRT”).

After conducting the RCOI for 2016, we had no reason to believe that any of the 3TG used in connection with relevant products may have originated in the Covered Countries, or did not originate from recycled or scrap sources. See “Due Diligence Result” below.

Due Diligence Designs

In accordance with the Rule, SPIL undertook to determine the Conflict Minerals status for the necessary Conflict Minerals used in our packaging services. We designed and conducted our due diligence measures in conformance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (“OECD Guidance”), which is an internationally-recognized due diligence framework.

Due Diligence Designs Performed

Step 1: Establish strong management system

•	Adopted and maintained SPIL’s Conflict Mineral Policy, which states our commitment to carry out supply chain due diligence in compliance with the OECD Guidance. The policy is available on SPIL’s website at http://www.spil.com.tw/about/Conflict_Mineral_Policy.pdf.

•	Established SPIL’s Conflict Minerals Management Procedure as a clear and coherent management process to ensure risks are adequately managed.

•	Organized a project team involving cross-functional groups including purchasing, operations, engineering, customer service, legal and others to implement and perform our Conflict Mineral Policy and Conflict Minerals Management Procedure in collaboration with our suppliers and customers. The project team is under the direction of our Vice-President, also the final approver of SPIL’s Form SD and Conflict Minerals Report.

•	Annually completed the Conflict Minerals Project to monitor the implementation of SPIL’s Conflict Mineral Policy and regularly reviewed the project status with senior management.

•	Implemented a Conflict Minerals communication and identification mechanism which helps us promote transparency across the mineral supply chain.

•	Employed a supply chain system of controls and transparency measures through the use of due diligence tools such as the CMRT, a supply chain survey designed by the Conflict-Free Sourcing Initiative (“CFSI”) to identify smelters and refiners that process necessary Conflict Minerals contained in a company’s products and the country of origin of those Conflict Minerals.

•	Required Conflict Minerals-related documents to be retained for five (5) years, in accordance with the OECD Guidance.

•	Strengthened engagements with suppliers with a written Conflict Minerals-related provision in issued purchase orders.

•	In 2016, SPIL began requiring all new suppliers to certify their Conflict Free status by signing SPIL’s Conflict Free and EICC Statements. In addition, suppliers that provide us with products containing 3TG are required to provide us with a CMRT.

•	Maintained and published on SPIL’s website a company-level grievance mechanism where an interested party is allowed to voice concerns relating to Conflict Minerals. (http://www.spil.com.tw/contact/)

Step 2: Identify and assess risk in our supply chain

•	As a downstream company, SPIL identified risks in its supply chain by sorting a list of material categories which may contain 3TGs (the “affected materials”), with the assistance of its Engineering Unit, and mapping direct suppliers who provided us with affected materials during the reporting period (the “affected suppliers”). For the year ended December 31, 2016, SPIL identified a total of 143 affected suppliers and conducted complete surveys with the CMRT template, and required the affected suppliers to provide smelter and refiner information for SPIL’s review.

•	Developed and implemented the CMRT review guidance to standardize the process of reviewing the collected CMRTs. Through several rounds of requests and communications, SPIL endeavored to obtain a complete smelter and refiner list from the affected suppliers.

•	Identified and assessed risks by utilizing the smelter and refiner list information provided by the EICC/GeSI Conflict-Free Smelter Program (“CFSP”) or the industry equivalents.

Step 3: Design and implement a strategy to respond to identified risks

•	Reported findings to designated senior management, outlining the information gathered and the actual and potential risks identified in the supply chain risk assessment.

•	Established communication channels to notify our customers and suppliers of the non-Conflict Free status as applicable and sought collaboration to build a Conflict Free supply chain.

•	In 2016, SPIL implemented a continuous risk management plan that includes monitoring and tracking risk mitigation measures undertaken by our suppliers, and considered suspending or discontinuing engagement with suppliers not using Conflict Free smelters or refiners certified by CFSP (“Non-Conflict Free Suppliers”).

•	Reviewed the risks identified and requested Non-Conflict Free Suppliers to mitigate risks by removing non-Conflict Free smelters and refiners from their and our respective supply chains.

•	As part of the risk management plan, SPIL undertook a risk assessment to determine whether additional audits of affected suppliers were necessary. Based on the results of the risk assessment, SPIL is planning to conduct additional audits of affected suppliers in 2017.

Step 4: Carry out independent third-party audits of the due diligence practices of smelters and refiners

•	Undertook an Independent Private Sector Audit for the calendar year 2016 of our Conflict Minerals Report to ensure it is in accordance with the requirements of the Rule and the subsequent public statements made by the SEC.

•	Leveraged independent smelter audits of the CFSP or the industry equivalent to support certain statements contained in this Conflict Minerals Report.

Step 5: Report annually on supply chain due diligence

•	Form SD and Conflict Minerals Report for the calendar year 2016 to be filed with the SEC on or before May 31, 2017.

Due Diligence Result

Pursuant to the due diligence design and measures performed as described above, we have made a reasonable good faith effort and found no reasonable basis for determining that SPIL, within our management’s control and authority, sourced Conflict Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries, and as such, that our products and source materials are “DRC Conflict Free”.

Due Diligence Improvement

In the next compliance period, SPIL intends to take the following steps to improve the information gathered from our due diligence measures to further mitigate the risk that the necessary Conflict Minerals may directly or indirectly benefit or finance armed groups in the Covered Countries. These steps include, but are not limited to:

•	Continue to convey to our suppliers SPIL’s corporate policy on responsible sourcing.

•	Conduct audits of more suppliers in order to ensure the accuracy and validity of the CMRTs provided by our direct suppliers, and also assist our suppliers to align their Conflict Minerals management systems with ours.

•	Continuously review and improve our due diligence procedures.

Independent Private Sector Audit

KPMG conducted an independent private sector audit for us and such audit report, which is referred to as the Independent Private Sector Audit, is set forth in Exhibit II hereto.

Exhibit I: List of all Smelters and Refiners Identified by SPIL

Mineral	Smelter or Refiner Name	Country Location

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Aurubis AG	GERMANY

Gold	Bangalore Refinery	INDIA

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Cendres + Métaux S.A.	SWITZERLAND

Gold	Chimet S.p.A.	ITALY

Gold	Chugai Mining	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	DODUCO GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Faggi Enrico S.p.A.	ITALY

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Ltd. Hong Kong	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Materion	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox S.A.	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA

Gold	Royal Canadian Mint	CANADA

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Mineral	Smelter or Refiner Name	Country Location

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	Duoluoshan	CHINA

Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

Mineral	Smelter or Refiner Name	Country Location

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	JAPAN

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Zhuzhou Cemented Carbide	CHINA

Mineral	Smelter or Refiner Name	Country Location

Tin	Alpha	UNITED STATES OF AMERICA

Tin	An Thai Minerals Co., Ltd.	VIETNAM

Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Dowa	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM

Tin	Elmet S.L.U.	SPAIN

Tin	EM Vinto	BOLIVIA

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Fenix Metals	POLAND

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Jinye Mineral Company	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Mineral	Smelter or Refiner Name	Country Location

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Metallo-Chimique N.V.	BELGIUM

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgical S.A.	BOLIVIA

Tin	Phoenix Metal Ltd.	RWANDA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Justindo	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT O.M. Indonesia	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Mineral	Smelter or Refiner Name	Country Location

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	PT Wahana Perkit Jaya	INDONESIA

Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	Soft Metais Ltda.	BRAZIL

Tin	Sungeel Hiten Co.,Ltd.	KOREA, DEMOCRATIC PEOPLE’S REPUBLIC OF

Tin	Thaisarco	THAILAND

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	VQB Mineral and Trading Group JSC	VIETNAM

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company, Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Moliren Ltd	RUSSIAN FEDERATION

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Exhibit II: the Independent Private Sector Audit Report

Independent Accountants’ Report

To the Board of Directors and Stockholders of

Siliconware Precision Industries Co., Ltd.:

We have examined:

•	whether the design of Siliconware Precision Industries Co., Ltd. (the “Company”) due diligence framework as set forth in the “Due Diligence Designs” section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•	whether the Company’s description of the due diligence measures it performed, as set forth in the “Due Diligence Designs Performed” section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management from the Company is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the “Due Diligence Designs” and “Due Diligence Designs Performed” sections.

In our opinion,

•	the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2016, as set forth in the “Due Diligence Designs” section of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	the Company’s description of the due diligence measures it performed as set forth in the “Due Diligence Performed” section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ KPMG

Taipei, Taiwan (the Republic of China)

May 30, 2017